Exhibit 3.127

00162917

CERTIFICATE OF CORPORATE RECORDS

VEOLIA ES OAK RIDGE LANDFILL, INC.

I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 8th day of November, 2012

Secretary of State

ARTICLES OF INCORPORATION

OF

WEST COUNTY DISPOSAL, LTD.

The undersigned natural person of the age of twenty-one (21) years or more, for the purpose of forming a corporation under the General and Business Corporation Law of Missouri, adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is: West County Disposal, Ltd.

ARTICLE II.

The address, including street and number of the corporation’s initial registered agent in this state is: 130 S. Bemiston, Clayton, Missouri 63105 and the name of the registered agent at that address is: Richard A. Roth.

ARTICLE III

The aggregate number and par value of shares which the corporation shall be authorized to issue shall be: 300 shares of capital stock of the par value of $100.00 per share.

ARTICLE IV

The number of shares to be issued before the corporation shall commence business, the consideration to be paid therefor and the capital with which the corporation will commence business are as follows:

No. of Shares: 6

Class: Capital

Consideration To Be Paid: $ 600.00

Par Value: $600.00

The corporation will not commence business until consideration of the value of at least $500.00 has been received for the issuance of shares.

ARTICLE V

The name and address of the residence of the incorporator is as follows: Richard A. Roth, 563 Olive Court, Webster Groves, Missouri 63119.

ARTICLE VI

The Board of Directors shall consist of three directors.

ARTICLE VII

The duration of the corporation is perpetual.

ARTICLE VIII

The corporation is formed for the following purposes:

To own and operate a sanitary land fill for the disposal of sanitary debris and generally to have and exercise any and all powers that corporations have or may exercise under the laws of the State of Missouri and as the same may be amended, and to do all things and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any of the powers herein set forth, either alone or in conjunction with other corporations, firms, or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or pertinent to or growing out of or connected with the above mentioned objects, purposes or powers.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 6th day of July, 1973.

Richard A. Roth

STATE OF MISSOURI )

) SS

COUNTY OF ST. LOUIS )

I, Mary Gade                     , a notary public, do hereby certify that on the day and year first above written, personally appeared before me, Richard A. Roth, who, being by me first duly sworn, severally declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

Notary Public Mary Gade

Certificate of Incorporation

WHEREAS, duplicate originals of Articles of Incorporation of WEST COUNTY DISPOSAL, LTD. have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law:

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare WEST COUNTY DISPOSAL, LTD. a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 130 S. Bemiston, Clayton, Missouri 63105; that its period of existence is perpetual; and that the amount of its Authorized Shares is thirty thousand Dollars.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 10th day of July, 1973.

Secretary of State

RECEIVED OF: WEST COUNTY DISPOSAL, LTD.

Fifty-three dollars & 00/100 Dollars, $53.00

For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

Deputy Collector of Revenue

No. 162917

Corp. No. 13

00162917

CERTIFICATE OF CORPORATE RECORDS

VEOLIA ES OAK RIDGE LANDFILL, INC.

I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 8th day of November, 2012

Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778/600 W. Main Street, Rm 322

Jefferson City, MO 65102

Amendment of Articles of Incorporation for a General Business or Close Corporation

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Onyx Oak Ridge Landfill, Inc.

The name under which it was originally organized was West County Disposal, Ltd.

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on 12/31/2005 month/day/year

3. Article Number 1 is amended to read as follows:

The name of the corporation shall be Veolia ES Oak Ridge Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

(If more than one article is to be amended or more space is needed attach additional pages)

Name and address to return filed document:

Name: Onyx Waste Services, c/o Joyce Hansen

Address: 125 S. 84th St., #200

City, State and Zip Code: Milwaukee, WI 53214

State of Missouri

Amend/Restate – Gen Bus 2 Page(s)

4. Of the 4 shares outstanding, 4 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class: Common

Number of Outstanding Shares: 4

5. The number of shares voted for and against the amendment was as follows:

Class: Common

No. Voted For: 4

No. Voted Against: 0

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

	Michael K. Slattery,	VP & Sec.	6/16/06
Authorized Signature	Printed Name	Title	Date

Corp. 44 (01/05)

State of Missouri

Robin Carnahan

Secretary of State

CERTIFICATE OF AMENDMENT

WHEREAS,

Veolia ES Oak Ridge Landfill, Inc.

00162917

Formerly,

ONYX OAK RIDGE LANDFILL, INC.

A corporation organized under The General and Business Corporations Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 19th day of June, 2006.

EFFECTIVE DATE: July 1, 2006

Secretary of State

State of Missouri

Robin Carnahan

Secretary of State

CERTIFICATE OF AMENDMENT

WHEREAS,

Advanced Disposal Services Oak Ridge Landfill, Inc.

00162917

Formerly,

Veolia ES Oak Ridge Landfill, Inc.

A corporation organized under The General and Business Corporations Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 4th day of December, 2012.

Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778/600 W. Main Street, Rm 322

Jefferson City, MO 65102

Amendment of Articles of Incorporation for a General Business or Close Corporation (Submit with $25.00 filing fee; if increasing # of shares, please see fee schedule for appropriate fee.)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Veolia ES Oak Ridge Landfill, Inc.

The name under which it was originally organized was West County Disposal, Ltd.

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on November 20, 2012 month/day/year

3. Article Number 1 is amended to read as follows:

The name of the corporation is: Advanced Disposal Services Oak Ridge Landfill, Inc.

(If more than one article is to be amended or more space is needed attach additional pages)

(Please see next page)

Name and address to return filed document:

Name:

Address:

City, State and Zip Code:

State of Missouri

Amend/Restate – Gen Bus 2 Page(s)

4. Of the 4 shares outstanding, 4 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class: Common

Number of Outstanding Shares: 4

The number of shares voted for and against the amendment was as follows:

Class: Common

No. Voted For: 4

No. Voted Against: 0

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified: N/A

In Affirmation thereof, the facts stated above arc true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

	Christian B. Mills,	Assistant Secretary	11/29/2012
Authorized Signature	Printed Name	Title	Date

Corp. 44 (03/2011)